Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

CompoSecure, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount Registration Fee
Equity	Class A Common Stock, $0.0001 par value per share to be issued pursuant to the 2021 Equity Incentive Plan	Rule 457(c)	3,179,300 (2)	$7.70(3)	$24,464,713.50(3)	0.00014760	$3,610.99
Total Offering Amounts					$24,464,713.50		$3,610.99
Total Fee Offsets							-
Net Fee Due							$3,610.99

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”) that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class A Common Stock

(2)	On January 2, 2024, 3,179,300 shares of Class A Common Stock were automatically added to the shares authorized for issuance under the CompoSecure, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) pursuant to an “evergreen” provision contained in the 2021 Plan. Pursuant to the evergreen provision, commencing with the first business day of each calendar year beginning in 2022, the aggregate number of shares of Class A Common Stock that may be issued or transferred under the 2021 Plan shall be increased by 4% of the number of shares of Class A Common Stock and Class B Common Stock, $0.0001 par value per share of the Registrant outstanding as of the last day of the immediately preceding calendar year, or any lesser number of shares of Class A Common Stock determined by the board of directors of the Registrant.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Registrant’s Class A Common Stock as reported on the Nasdaq Global Market on August 7, 2024. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.